UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2019

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)

(949) 382-7800
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Officer Appointments
On July 25, 2019, the Board of Directors (the “Board”) of The New Home Company Inc. (the “Company”) approved the appointment of (i) H. Lawrence Webb, the Company’s current Chief Executive Officer, as the Company’s Executive Chairman, (ii) Leonard Miller, the Company’s current President and Chief Operating Officer, as the Company’s President and Chief Executive Officer, and (iii) John Stephens, the Company’s current Chief Financial Officer, as the Company’s Executive Vice President and Chief Financial Officer, in each case, effective August 30, 2019 (the “Effective Date”). Following the Effective Date, Mr. Webb will cease serving as the Company’s Chief Executive Officer, but will continue to serve as Chairman of the Board, and Mr. Miller will cease serving as the Company’s Chief Operating Officer, which position shall be eliminated. As Executive Chairman, a newly formed position, Mr. Webb will remain an executive officer and employee of the Company with continued responsibility to set strategic direction for the Company and interfacing with the investment community.
Mr. Webb has served as the Company’s Chief Executive Officer since 2010 and as Chairman of the Board since the Company’s initial public offering in 2014. Mr. Miller has served as the Company’s Chief Operating Officer since joining the Company in March 2017. Mr. Stephens has served as the Company’s Chief Financial Officer since joining the Company in June 2015. For additional biographical information regarding Messrs. Webb, Miller, and Stephens please refer to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2019.
Amended and Restated Employment Agreements
On July 25, 2019, the Compensation Committee of the Board approved entering into an Amended and Restated Employment Agreement with each of H. Lawrence Webb, Leonard Miller, and John Stephens (collectively, the “Amended Employment Agreements” and individually, an “Amended Employment Agreement”), effective as of the Effective Date.
The term of the Amended Employment Agreement for Mr. Webb will continue until August 30, 2020 and the terms of the Amended Employment Agreements for Messrs. Miller and Stephens will continue until August 30, 2022, in each case, unless earlier terminated. The Amended Employment Agreements are subject to automatic one-year renewal terms unless either the Company or the executive gives written notice of termination, in the case of Messrs. Miller and Stephens, at least 180 days prior to the end of the applicable term, or in the case of Mr. Webb, at least 90 days prior to the end of the applicable term. Further, the Amended Employment Agreements provide that if a change in control of the Company occurs, the term automatically will be extended to, in the case of Messrs. Miller and Stephens, the second anniversary of the change in control, or in the case of Mr. Webb, the anniversary of the change in control.
In connection with Mr. Webb’s transition to Executive Chairman of the Company, Mr. Webb’s Amended Employment Agreement provides for an annual base salary of $450,000 per year, decreased from $700,000. Additionally, in connection with Mr. Miller’s promotion to Chief Executive Officer of the Company, Mr. Miller’s Amended Employment Agreement provides for an annual base salary of $600,000, increased from $550,000. Finally, in connection with Mr. Stephens’ promotion to Executive Vice President, Mr. Stephens’ Amended Employment Agreement provides for a base salary of $550,000 per year, increased from $500,000.
The Amended Employment Agreements also provide for severance in the event of a termination without “cause” or for “good reason”, each as defined in the Amended Employment Agreements, including on or within 24 months following a change in control (such termination a “CIC Termination”), such that the executive is entitled to one times (or, for a CIC Termination, two times), the sum of (i) his annual base salary plus (ii) the greater of his target cash bonus or an average of the last three years bonus. In the event of a termination without cause or for good reason, including a CIC Termination, or due to death or “disability”, as defined in the Amended Employment Agreements, the executive and his dependents are entitled to Company-paid healthcare continuation coverage for up to 12 months after the termination date. Receipt of the foregoing severance benefits or payments is subject to the delivery and non-revocation of a general release of claims in favor of the Company.
The Amended Employment Agreements also provide for:

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals;

•	eligibility for equity-based compensation awards on the same terms and conditions as other senior executive officers; and

•	participation in any employee benefit plans and programs that are maintained from time to time for our other officers.

The Amended Employment Agreements also contain customary employee non-solicitation provisions that apply during the term of the agreements and for two years after the termination of the executive’s employment. The employment agreements also contain standard confidentiality provisions that apply during the term of the agreements and after the termination of the executive’s employment.
The foregoing summary of the material terms of the Amended Employment Agreements are qualified in their entirety by the full terms and conditions of the Amended Employment Agreements for each of Messrs. Miller, Webb and Stephens, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.
Adjusted Bonus Target
Mr. Miller’s bonus target was increased to 120% of his new base salary (increased from 100% of base salary in his prior role) and Mr. Webb’s bonus target was reduced to $550,000 (or approximately 122% of his new base salary). Mr. Stephens’ bonus target as a percentage of salary remained unchanged at 100%, but increased in amount due to his increase in salary. In each of the foregoing cases, the revised bonuses apply pro rata from the Effective Date through year end. In addition, consistent with the 2019 annual bonus program approved earlier in 2019, such bonuses are only funded at 50% for achieving the Company’s pretax net income goal (i.e. the payout for meeting target performance is 50% of the bonus target).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement by and between The New Home Company Inc. and Leonard Miller, dated July 30, 2019
10.2	Amended and Restated Employment Agreement by and between The New Home Company Inc. and H. Lawrence Webb, dated July 30, 2019
10.3	Amended and Restated Employment Agreement by and between The New Home Company Inc. and John Stephens, dated July 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2019

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

10.1	Amended and Restated Employment Agreement by and between The New Home Company Inc. and Leonard Miller, dated July 30, 2019
10.2	Amended and Restated Employment Agreement by and between The New Home Company Inc. and H. Lawrence Webb, dated July 30, 2019
10.3	Amended and Restated Employment Agreement by and between The New Home Company Inc. and John Stephens, dated July 30, 2019